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                                                                      EXHIBIT 99

PURSUANT TO SS. 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SS. 1350)

The undersigned, as the President and Chief Executive Officer and Vice President of Finance and Assistant Treasurer of Cotton States Life Insurance Company, certifies that the quarterly report on form 10Q for the period ended June 30, 2002, which accompanies this certification fully complies with the requirements of Section 13(a) or 15 (d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Cotton States Life Insurance Company at the dates and for the periods indicated. The foregoing certification is made pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.SS.1350) and no purchaser or seller of securities or any other person shall be entitled to rely upon the foregoing certification for any purpose. The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.



Date: 08/12/02                         /s/ J. Ridley Howard
                                       -----------------------------------------
                                       J. Ridley Howard
                                       President and Chief Executive Officer



Date: 08/12/02                         /s/   William J. Barlow
                                       -----------------------------------------
                                       William J. Barlow
                                       Vice President of Finance and Assistant
                                       Treasurer


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